Exhibit 23.4

BDO Seidman, LLP
Accountants and Consultants
700 N. Pearl Street, Suite 2000
Dallas, Texas 75201-2628
Telephone: (214) 969-7007
Fax: (214) 953-0722





Patient Infosystems, Inc.
Rochester, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 2, 2003, except for Note 2, as to which the date is December 31, 2003, relating to the financial statements of American CareSource Corporation for the year ended December 31, 2002, which is contained in that Prospectus.

/s/BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas
June 11, 2004